Exhibit 21.1

Subsidiaries of Chrysler Group LLC

as of March 1, 2013

Name	Jurisdiction

0847574 B.C. Unlimited Liability Company	British Columbia

Alhambra Chrysler Jeep Dodge, Inc.	Delaware

Auburn Hills Mezzanine LLC	Delaware

Auburn Hills Owner LLC	Delaware

Autodie LLC	Delaware

Bessemer Chrysler Jeep Dodge, Inc.	Delaware

Carco Intermediate Mexico LLC	Delaware

CG Co-Issuer Inc.	Delaware

CG EC1 LLC	Delaware

CG EC2 LLC	Delaware

CG MID LLC	Delaware

CG Venezuela UK Holdings Limited	UK

Chrysler (Hong Kong) Automotive Limited	Hong Kong

Chrysler Argentina S.R.L.	Argentina

Chrysler Asia Pacific Investment Co., Limited	China

Chrysler Australia Pty Ltd.	Australia

Chrysler Austria Gesellschaft mbH	Austria

Chrysler Balkans d.o.o. Beograd	Serbia

Chrysler Belgium Luxembourg NV/SA	Belgium

Chrysler Canada Cash Services Inc.	Ontario

Chrysler Canada Inc.	Canada

Chrysler Chile Importadora Limitada	Chile

Chrysler Czech Republic s.r.o.	Czech Republic

Chrysler Danmark ApS	Denmark

Chrysler de Mexico, S.A. de C.V.	Mexico

Chrysler de Venezuela LLC	Delaware

Chrysler Deutschland GmbH	Germany

Chrysler Espana S.L.	Spain

Chrysler France S.A.S.	France

Chrysler Group (China) Sales Limited	China

Chrysler Group Auto Transport LLC	Delaware

Chrysler Group Dealer Capital LLC	Delaware

Name	Jurisdiction

Chrysler Group do Brasil Comercio de Veiculos Ltda.	Brazil

Chrysler Group Dutch Operating LLC	Delaware

Chrysler Group Egypt Limited	Egypt

Chrysler Group International LLC	Delaware

Chrysler Group International Services LLC	Delaware

Chrysler Group Middle East FZ-LLC	Dubai

Chrysler Group Minority LLC	Delaware

Chrysler Group Realty Company LLC d/b/a Chrysler Group Realty LLC	Delaware

Chrysler Group Service Contracts LLC	Delaware

Chrysler Group Taiwan Sales Ltd.	Taiwan

Chrysler Group Transport LLC	Delaware

Chrysler Group Vans LLC	Delaware

Chrysler India Automotive Private Limited	India

Chrysler International GmbH	Germany

Chrysler Investment Holdings LLC	Delaware

Chrysler Italia S.r.l.	Italy

Chrysler Japan Co., Ltd.	Japan

Chrysler Jeep International S.A.	Belgium

Chrysler Jeep Ticaret, S.A.	Turkey

Chrysler Korea Ltd.	Korea

Chrysler Lease Receivables 1 Inc.	Canada

Chrysler Lease Receivables 2 Inc.	Canada

Chrysler Lease Receivables Limited Partnership	Canada

Chrysler Management Austria GmbH	Austria

Chrysler Mexico Holding, S. de R.L. de C.V.	Mexico

Chrysler Mexico Investment Holdings Cooperatie U.A.	Netherlands

Chrysler Nederland B.V.	Netherlands

Chrysler Netherlands Distribution B.V.	Netherlands

Chrysler Netherlands Holding Cooperatie U.A.	Netherlands

Chrysler Polska sp.Z.o.o.	Poland

Chrysler Receivables 1 Inc.	Canada

Chrysler Receivables 2 Inc.	Canada

Chrysler Receivables Limited Partnership	Canada

Name	Jurisdiction

Chrysler Russia SAO	Russian Federation

Chrysler South Africa (Pty) Limited	South Africa

Chrysler South East Asia Pte. Ltd.	Singapore

Chrysler Sweden AB	Sweden

Chrysler Switzerland GmbH	Switzerland

Chrysler UK Limited	UK

Chrysler UK Pension Trustees Limited	UK

CNI CV	Netherlands

CpK Interior Products Inc.	Canada

Downriver Dodge, Inc.	Delaware

Fundacion Chrysler, I.A.P.	Mexico

Global Engine Manufacturing Alliance LLC	Delaware

Gwinnett Automotive Inc.	Delaware

La Brea Avenue Motors, Inc.	Delaware

McKinney Dodge, Inc. d/b/a Chrysler Jeep Dodge City of McKinney	Delaware

Mopar Auto Parts (Shanghai) Trading Co., Ltd.	China

New Carco Acquisition Canada Limited	Canada

New Carco Acquisition Holdings Canada Limited	Ontario

North Tampa Chrysler Jeep Dodge, Inc.	Delaware

Operadora G.C., S.A. de C.V.	Mexico

Superstition Springs Chrysler Jeep, Inc. d/b/a Superstition Springs Chrysler Jeep Dodge, Inc.	Delaware

Superstition Springs MID LLC	Delaware

The Chrysler Foundation	Michigan